EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.'s 333-28695, 333-42485, 333-90177, 333-36734,
333-120156 and 333-137004) of L-1 Identity Solutions, Inc., of our report dated March 16, 2006, except for Note 15, as to which the date is May 1, 2006, relating to our audit of the consolidated financial statements of Iridian Technologies, Inc. and Subsidiaries, which appears in the Current Report on Form 8-K/A of L-1 Identity Solutions, Inc., dated October 2, 2006.




                                                   ASHER & COMPANY, Ltd.

Philadelphia, PA
September 29, 2006